EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use of our reports dated February 5, 2005 for the year ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) and July 29, 2005 for the quarterly period ended June 30, 2005 in this Registration Statement of Informedix Holdings, Inc. on Form S-8 dated September 23, 2005.

                                        By: /s/ Bagell Josephs & Company, LLC
                                          --------------------------------------
                                                Bagell Josephs & Company, LLC
                                                Gibbsboro, New Jersey

September 23, 2005